CERTIFICATE OF AMENDMENT OF CERTFICATE OF INCORPORATION OF MODTECH HOLDINGS, INC.

Modtech Holdings, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

FIRST: That the Board of Directors duly adopted a resolution setting forth a proposed amendment to the Certificate of Incorporation of the corporation. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that paragraph (a) of ARTICLE IV of the corporation's Certificate of Incorporation entitled "CAPITAL STOCK" be amended to read in its entirety as set forth below, and such amendment is recommended to the stockholders of the corporation for approval as being advisable and in the best interests of the corporation:

"The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 60,000,000, consisting of 5,000,000 shares of preferred stock, par value $0.01 per share ("Preferred Stock") and 55,000,000 shares of common stock, with a par value of $0.01 per share (the"Common Stock")."

SECOND: That the stockholders of the corporation duly approved the amendment at a special meeting of stockholders held on January 3, 2006 by affirmative vote of the necessary number of shares in accordance with the provisions of Section 216 and Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the corporation has caused this Certificate of Amendment to be executed by its President on January 9, 2006.

Modtech Holdings, Inc.

By:	/s/ David Buckley
David Buckley Chief Executive Officer & President

ATTEST: By: /s/ Dennis Shogren Dennis Shogren, Secretary

CERTIFCATE OF OWNERSHIP
MERGING
SPI HOLDINGS, NC.
INTO
MODTECH HOLDINGS, INC.

Modtech Holdings, Inc., a corporation incorporated on October 7,1998 pursuant to the provisions of the Delaware General Corporation Law does hereby certify that this Corporation owns all of the capital stock of SPI Holdings, Inc., a corporation incorporated under the laws of the State of Colorado, and that this corporation, by a resolutions of its board of directors duly adopted by unanimous written consent, determined to and did merge itself into SPI Holdings,Inc. which resolutions were set forth on January 18, 2000, and are as follows:

"WHEREAS this corporation owns all of the outstanding stock of SPI Holdings, Inc., a Colorado corporation; and

WHEREAS, this corporation desires to merge into itself SPI Holdings, Inc, and to be possessed of all the estate, property, rights, privileges and franchises of said corporation;.

NOW, THEREFORE, BE 1T RESOLVED, that, in accordance with Section 233 of the Delaware General Corporation Law, this corporation merge intoitself, and it does hereby merge into itself, SPI Holdings, Inc., a Colorado corporation, and assumes all rights, powers, privileges, franchises, properties, liabilities and obligations of such corporation;

RESOLVED FURTHER, that the president or a vice-president, and the secretary or treasurer of this corporation be and they hereby are authorized and directed to make and execute a certificate of ownership setting forth a copy of these resolutions to merge SPI Holdings, Inc. and assume its obligations and liabilities, and the date of adoption thereof, and to file the same in the office of the Secretary of State of Delaware and a certified copy thereof with such other state officials as such officers deem appropriate;

RESOLVED FURTHER, that the officers of this corporation be, and each of  them hereby is, authorized and directed in the name and on behalf of this  corporation and under its corporate seal if appropriate, to execute and deliver all  agreements and instruments, effect all filing and qualifications, and take all  further action which h necessary or appropriate to carry our the foregoing  resolutions."

IN WITNESS WHEREOF, this corporation has caused this certificate to be signed by its president and attested by its secretary.

Dated: January 31, 2000

MODTECH HOLDINGS, INC.

By: ______________________  Patrick Van Den Bossche,  President

ATTEST:

___________________

Shari Walgren, Secretary

CERTIFICATE OF OWNERSHIP
MERGING
ROSEWOOD ENTERPRISES, INC.,
SPI MANUFACTURING, INC.,
COASTAL MODULAR BUILDINGS, INC.,
AND
OFFICE MASTER OF TEXAS, INC.,
INTO
MODTECH HOLDINGS, INC.

Modtech Holdings, Inc., a corporation incorporated on October 7, 1998 pursuant to the provisions of the Delaware General Corporation Law does hereby certify that this corporation owns all of the capital stock of (i) Rosewood Enterprises, Inc., an Arizona corporation, (ii) SPI Manufacturing, Inc., a California corporation, (iii) Coastal Modular Building, Inc., a Florida corporation, and (iv) Office Master of Texas, Inc., a Texas corporation, and that this corporation, by resolutions of its board of directors duly adopted by unanimous written consent, effective May 1, 2000, determined to and did merge such corporations into itself, which resolutions are as follows:

AWHEREAS, a proposed form of Agreement and Plan of Merger, dated May 3, 2000 (the AMerger Agreement@), by and between this corporation and Rosewood Enterprises, Inc., an Arizona corporation, SPI Manufacturing, Inc., a California corporation, Coastal Modular Buildings, Inc., a Florida corporation, and Office Master of Texas, Inc., a Texas corporation, each of which is a wholly-owned subsidiary of this corporation (collectively the ASubsidiaries@), a copy of which is attached hereto as Exhibit A, has been presented to this board of directors for its consideration.

AWHEREAS, it is deemed to be in the best interests of this corporation that the Subsidiaries merge with and into it in accordance with the Merger Agreement with this corporation being the surviving corporation (the AMerger@);

ANOW, THEREFORE, BE IT RESOLVED, that the Subsidiaries merge with and into this corporation in accordance with the terms of the Merger Agreement; and

ARESOLVED FURTHER, that the officers of this corporation be, and each of them hereby is, authorized and directed, in the name and on behalf of this corporation, to execute and deliver the Merger Agreement in substantially the form presented to this board of directors, with such changes as such officers shall approve (their approval to be conclusively evidenced by their execution thereof), and to consummate the Merger on the terms set forth in the Merger Agreement and pursuant to such other agreements, and any amendments thereto, as the officers executing such may in their discretion deem reasonable and appropriate.@

IN WITNESS WHEREOF, this corporation has caused this certificate to be signed by its president and attested by its secretary.

Dated: June __, 2000

MODTECH HOLDINGS, INC.

By: ______________________________
Patrick Van Den Bossche, President

ATTEST:

______________________________
Shari Walgren, Secretary

CERTIFICATE OF OWNERSHIP
MERGING
MODTECH, INC,
INTO
MODTECH HOLDINGS, INC.

Modtech Holdings, Inc., a corporation incorporated on October 7, 1998 pursuant to the provisions of the Delaware General Corporation Law hereby certifies that it owns all of the capital stock of Modtech, Inc., a California corporation and that this corporation, by a resolutions of its board of directors duly adopted by unanimous written consent May 3, 2000, determined to and did merge Modtech, Inc. into this corporation, which resolutions are as follows:

“WHEREAS, this corporation owns all of the outstanding stock of Modtech, Inc., a California corporation (the “Subsidiary”) and desires to merge the Subsidiary into itself;

NOW, THEREFORE, BE IT RESOLVED, that, in accordance with Section 253 of the Delaware General Corporation Law, the Subsidiary shall merge with and into this corporation with this corporation being the surviving corporation in the merger and assuming all rights, powers, privileges, franchises, properties, liabilities and obligations of the Subsidiary;

RESOLVED FURTHER, that the merger shall be effective on the date when a Certificate of Ownership setting forth these resolutions is filed with the Delaware Secretary of State, and that on such date, this corporation, as the surviving corporation in the merger, shall continue its corporate existence under the laws of the State of Delaware and the separate existence and corporation organization of the Subsidiary shall terminate and cease, except insofar as it may be continued by operation of law;

RESOLVED FURTHER, that the Certificate of Incorporation and Bylaws of this corporation immediately prior to the merger shall be the Certificate of Incorporation and Bylaws of the surviving corporation immediately following the merger until amended or repealed in accordance with applicable law;

RESOLVED FURTHER, that the directors of this corporation in office immediately prior to the merger shall be the directors of the surviving corporation until changed in accordance with applicable law;

RESOLVED FURTHER, that each share of stock of this corporation outstanding immediately prior to the merger shall not be changed or converted as a result of the merger, but shall remain outstanding as shares of the surviving corporation, and that each share of the Subsidiary outstanding immediately prior to the merger shall be canceled in connection with the merger;

RESOLVED FURTHER, that the president or a vice-president, and the secretary or treasurer of this corporation be and they hereby are authorized and directed to make and execute a certificate of ownership setting forth a copy of these resolutions to merge the Subsidiary into this corporation and assume the Subsidiary’s obligations and liabilities, and the date of adoption thereof, and to file the same in the office of the Secretary of State of Delaware and a certified copy thereof with such other state officials as such officers deem appropriate; and

RESOLVED FURTHER, that the officers of this corporation be, and each of them hereby is, authorized and directed in the name and on behalf of this corporation and under its corporate seal if appropriate, to execute and deliver all agreements and instruments, effect all filings and qualifications, and take all further action which is necessary or appropriate to carry out the foregoing resolutions.”

IN WITNESS WHEREOF, this corporation has caused this certificate to be signed by its president and attested by its secretary.

Dated: June __, 2000

MODTECH HOLDINGS, INC.

By: ______________________________
Patrick Van Den Bossche, President

ATTEST:

______________________________
Shari Walgren, Secretary

CERTIFICATE OF DESIGNATION
PREFERENCES, RELATIVE, PARTICIPATING, OPTIONAL, AND OTHER SPECIAL RIGHTS, QUALIFICATIONS, LIMITATIONS AND RESTRICTIONS
OF
SERIES A PREFERRED STOCK
OF
MODTECH HOLDINGS, INC.

The undersigned, Evan M. Gruber and Michael Rhodes, certify that:

ONE. They are the duly elected Chief Executive Officer and Secretary, respectively, of the above-named corporation.

TWO. Pursuant to and in accordance with the provisions of Section 151 of the Delaware General Corporation Law and the Certificate of Incorporation of this corporation, the Board of Directors of this corporation has duly adopted the following recitals and resolutions.

WHEREAS, the Certificate of Incorporation of this corporation provides for a class of its authorized shares known as Preferred Stock comprised of 5,000,000 shares issuable from time to time in one or more series; and

WHEREAS, the Board of Directors of this corporation is authorized to fix the number of shares of any series of Preferred Stock and to determine the designation of any such series and the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock; and

WHEREAS, the Board of Directors of this corporation desires to establish a class of Preferred Stock to be designated as the "Series A Preferred Stock", and to fix the number of shares thereof and the rights, preferences, privileges, restrictions and other matters relating thereto;

NOW, THEREFORE, BE IT RESOLVED, that a series consisting of 500,000 shares of Preferred Stock is hereby established and designated as the "Series A Preferred Stock" of this corporation (the "Series A Preferred Stock"), and that the Series A Preferred Stock shall have the rights, preferences and privileges, and shall be subject to the restrictions, as are hereinafter set forth:

1. Dividend Provisions. The holders of outstanding Series A Preferred Stock shall be entitled to receive when, as and if declared by the Board of Directors, out of any assets at the time legally available therefor, dividends in cash at the rate of $0.40 per share of Series A Preferred Stock per annum. Such dividends shall accrue on each share of Series A Preferred Stock from the date of its original issuance and shall accrue from day to day, whether or not earned or declared. Such dividends shall be cumulative so that if such dividends in respect of any previous year at said rate per share per annum shall not have been paid or declared and set apart for all shares of Series A Preferred Stock at the time outstanding, the deficiency shall be fully paid on or declared and set apart for such shares before the corporation pays any dividend (except a dividend in shares of the corporation) on Common Stock. Undeclared or unpaid dividends shall not bear or accrue interest. Unless full dividends on the Series A Preferred Stock for all past dividend periods and the then current dividend period shall have been paid or declared and a sum sufficient for the payment thereof set apart, no shares of Common Stock shall be purchased, redeemed, or acquired by the corporation and no funds shall be paid into or set aside or made available for a sinking fund for the purchase, redemption, or acquisition thereof; provided, however, that this restriction shall not apply to the repurchase of shares of Common Stock held by employees, officers, directors, consultants or other persons performing services for the corporation or any wholly-owned subsidiary (including, but not by way of limitation, distributors and sales representatives) that are approved by the corporation's Board of Directors.

2. Liquidation Preference.

(a) Preference. In the event of any liquidation, dissolution or winding up of this corporation, either voluntary or involuntary, subject to the rights of series of Preferred Stock that may from time to time come into existence, the holders of Series A Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of this corporation to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to the sum of (i) Five Dollars ($5.00) for each outstanding share of Series A Preferred Stock and (ii) an amount equal to accrued but unpaid dividends on such share. If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series A Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then, subject to the rights of series of Preferred Stock that may from time to time come into existence, the entire assets and funds of the corporation legally available for distribution shall be distributed ratably among the holders of the Series A Preferred Stock in proportion to the amount of such stock owned by each such holder. If the consideration received to be received in any liquidation, dissolution or winding up of the corporation is other than cash, its value will be deemed its fair market value as reasonably determined by the this corporation's board of directors.

(b)  Remaining Assets. Upon the completion of the distribution required by subparagraph (a) of this Section 2 and any other distribution that may be required with respect to series of Preferred Stock that may from time to time come into existence, the remaining assets of the corporation available for distribution to stockholders shall be distributed among the holders of Series A Preferred Stock and Common Stock pro rata based on the number of shares of Common Stock held by each (assuming conversion of all such Series A Preferred Stock).

3. No Redemption.

The Series A Preferred Stock shall not be subject to redemption at the option, election or request of the corporation or any holder or holders of Series A Preferred Stock.

4. Conversion. The holders of the Series A Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

(a) Right to Convert. Except as provided in Section 4(b) below, no share of Series A Preferred Stock may be converted into Common Stock until two years after the date of its original issuance. Thereafter, each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any at the office of this corporation or any transfer agent for such stock, into one share of fully paid and nonassessable shares of Common Stock (the AConversion Ratio@). The Conversion Ratio for the Series A Preferred Stock shall be subject to adjustment as set forth in subsection 4(d).

(b) Automatic Conversion. Each share of Series A Preferred Stock shall automatically be converted into shares of Common Stock at the Conversion Ratio at the time in effect for such Series A Preferred Stock upon the earlier of (i) the fourth anniversary date of its original issuance, or (ii) immediately upon a "Change in Control", regardless of when such Change of Control occurs. For purposes of this Section 4, a Change in Control means (i) the acquisition of the corporation by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation but, excluding any merger effected exclusively for the purpose of changing the domicile of the corporation); (ii) a sale of all or substantially all of the assets of the corporation; (iii) the sale of capital stock constituting 50% or more of the Company's outstanding capital stock at the time of sale or, (iv) any transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the corporation is disposed of.

(c) Mechanics of Conversion. Before any holder of Series A Preferred Stock shall be entitled to convert the same into shares of Common Stock, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of this corporation or of any transfer agent for the Series A Preferred Stock, and shall give written notice to this corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. This corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series A Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. If the conversion is in connection with a Change in Control the conversion shall be deemed to have occurred immediately prior to the closing of the transaction which resulted in the Change of Control.

(d) Adjustment in Conversion Price.

(i) Stock Splits. If the corporation at any time or from time to time after the date of the first issuance of shares of the Series A Preferred Stock ( the "Original Issue Date") declares or pays any dividend on its Common Stock payable in Common Stock or in any right to acquire Common Stock, or effects a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by stock split, reclassification or otherwise), or if the outstanding shares of Common Stock is combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, then the Conversion Ratio in effect immediately prior to such event shall, concurrently with the effectiveness of such event, be proportionately decreased or increased, as appropriate.

(ii) Recapitalization. If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section 4 or Section 2) provision shall be made so that the holders of the Series A Preferred Stock shall thereafter be entitled to receive upon conversion of the Series A Preferred Stock the number of shares of stock or other securities or property of the Company or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 with respect to the rights of the holders of the Series A Preferred Stock after the recapitalization to the end that the provisions of this Section 4 (including adjustment of the Conversion Ratio then in effect and the number of shares purchasable upon conversion of the Series A Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

(iii) Issuance of Additional Securities. Except as otherwise provided in this Section 4(d) , the Conversion Ratio will not be adjusted upward or downward because of the issuance of additional securities after Original Issue Date without consideration or for a consideration per share less than the price at which the Series A Preferred Stock was originally issued.

(e) No Impairment. This corporation will not, by amendment of its Certificate of Incorporation, reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by this corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Ratio of the holders of the Series A Preferred Stock against impairment.

(f) No Fractional Shares. No fractional shares shall be issued upon the conversion of any share or shares of the Series A Preferred Stock, and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Series A Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

(g) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Ratio of Series A Preferred Stock pursuant to this Section 4, this corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series A Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. This corporation shall, upon the written request at any time of any holder of Series A Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (a) such adjustment and readjustment, (b) the Conversion Ratio for such series of Preferred Stock at the time in effect, and (c) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of Series A Preferred Stock.

(h) Record Date. In the event of any taking by this corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, this corporation shall mail to each holder of Series A Preferred Stock, at least 20 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

(i) Reservation of Stock Issuable Upon Conversion. This corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock, in addition to such other remedies as shall be available to the holder of such Series A Preferred Stock, this corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite shareholder approval of any necessary amendment to these articles.

(j) Notices. Any notice required by the provisions of this Section 4 to be given to the holders of shares of Series A Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of this corporation.

5. No Voting Rights. The holder of each share of Series A Preferred Stock shall not have the right to vote their shares of Series A Preferred Stock on any matters on which holders of any other class of stock, including Common Stock, have the right to vote. However, holders of Series A Preferred Stock shall be entitled to notice of any shareholders' meeting in accordance with the bylaws of this corporation.

6. Protective Provisions. Subject to the rights of other series of Preferred Stock which may from time to time come into existence, so long as any shares of Series A Preferred Stock are outstanding, this corporation shall not alter or change the rights, preferences or privileges of the shares of Series A Preferred Stock without the consent of the holders of a majority of the shares of Series A Preferred Stock then outstanding.

7. Status of Converted or Redeemed Stock. In the event any shares of Series A Preferred Stock shall be converted pursuant to Section 4 hereof, the shares so converted shall be canceled and shall not be issuable by the corporation.

THREE. The authorized number of shares of Preferred Stock is 5,000,000 and no shares of such class have been issued. The authorized number of shares of Series A Preferred Stock is 500,000, and no shares of such series have been issued.

IN WITNESS WHEREOF, the undersigned has executed this certificate. The undersigned declares under penalty of perjury that the matters set forth in the foregoing certificate are true of his own knowledge. Executed at Newport Beach, California effective on October 8, 1998.

_________________________________
Evan M. Gruber, Chief Executive Officer

______________________________________
Michael G. Rhodes, Secretary

CERTIFICATE OF INCORPORATION
OF
MODTECH HOLDINGS, INC.

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

ARTICLE I

NAME

The name of the corporation (the "Corporation") is:

Modtech Holdings, Inc.

ARTICLE II

REGISTERED OFFICE

The address of the Corporation's registered office in the State of Delaware is Paracorp Incorporated, 15 East North Street, in the City of Dover, County of Kent. The name of the Corporation's registered agent at such address is Paracorp Incorporated.

ARTICLE III

POWERS

The purpose of the Corporation shall be to engage in any lawful act or activity for which corporations may be organized and incorporated under the General Corporation Law of the State of Delaware (the "GCL").

ARTICLE IV

CAPITAL STOCK

(a) The total number of shares of stock which the Corporation shall have authority to issue is 30,000,000, consisting of 5,000,000 shares of preferred stock, par value $0.01 per share ("Preferred Stock"), and 25,000,000 shares of common stock, par value $0.01 per share ("Common Stock").

(b) The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized to provide for the issuance of shares of Preferred Stock in series and, by filing a certificate pursuant to the applicable law of the State of Delaware ("Preferred Stock Designation"), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereof. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

(1) The designation of the series, which may be by distinguishing number, letter or title.

(2) The number of shares of the series, which number the Board of Directors may thereafter (except where otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares thereof then outstanding).

(3) Whether dividends, if any, shall be cumulative or noncumulative and the dividend rate of the series.

(4) The dates on which dividends, if any, shall be payable.

(5) The redemption rights and price or prices, if any, for shares of the series.

(6) The terms and amount of any sinking fund provided for the purchase or redemption of shares of the series.

(7) The amounts payable on, and the preferences, if any, of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

(8) Whether the shares of the series shall be convertible into shares of any other class or series, or any other security, of the Corporation or any other corporation, and, if so, the specification of such other class or series of such other security, the conversion price or prices or rate or rates, any adjustments thereof, the date or dates at which such shares shall be convertible and all other terms and conditions upon which such conversion may be made.

(9) Restrictions on the issuance of shares of the same series or of any other class or series.

(10) The voting rights, if any, of the holders of shares of the series.

(c) The Common Stock shall be subject to the express terms of the Preferred Stock and any series thereof. Each share of Common Stock shall be equal to each other share of Common Stock. The holders of shares of Common Stock shall be entitled to one vote for each such share upon all questions presented to the stockholders.

Except as may be provided in this Certificate of Incorporation or in a Preferred Stock Designation, or as may be required by law, the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes, and holders of Preferred Stock shall not be entitled to receive notice of any meeting of stockholders at which they are not entitled to vote.

(d) The Corporation shall be entitled to treat the person in whose name any share of its stock is registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the Corporation shall have notice thereof, except as expressly provided by applicable law.

ARTICLE V

BYLAWS

In furtherance of, and not in limitation of, the powers conferred by law, the Board of Directors is expressly authorized and empowered:

(1) to adopt, amend or repeal the By-laws of the Corporation; provided, however, that the By-laws adopted by the Board of Directors under the powers hereby conferred may be amended or repealed by the Board of Directors or by the stockholders having voting power with respect thereto, and

(2) from time to time to determine whether and to what extent, and at what times and places, and under what conditions and regulations, the accounts and books of the Corporation, or any of them, shall be open to inspection of stockholders; and, except as so determined or as expressly provided in this Certificate of Incorporation or in any Preferred Stock Designation, no stockholder shall have any right to inspect any account, book or document of the Corporation other than such rights as may be conferred by applicable law.

The Corporation may in its By-laws confer powers upon the Board of Directors in addition to the foregoing and in addition to the powers and authorities expressly conferred upon the Board of Directors by applicable law.

ARTICLE VI

STOCKHOLDER MEETINGS

Subject to the rights of the holders of any series of Preferred Stock or any other series or class of stock as set forth in this Certificate of Incorporation to elect additional directors under specific circumstances, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing in lieu of a meeting of such stockholders.

ARTICLE VII

DIRECTORS
Subject to the rights of the holders of any series of Preferred Stock or any other series or class of stock as set forth in this Certificate of Incorporation to elect additional directors under specified circumstances, the number of directors of the Corporation shall be fixed, and may be increased or decreased from time to time, in such manner as may be prescribed by the By-laws of the Corporation.

Unless and except to the extent that the By-laws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

Each director shall serve for a term ending on the date of the next annual meeting; provided, that each director shall serve until his successor is duly elected and qualified or until his death, resignation or removal.

Subject to the rights of the holders of any series of Preferred Stock or any other series or class of stock as set forth in this Certificate of Incorporation to elect additional directors under specified circumstances, any director may be removed from office at any time by the stockholders, but only for cause.

ARTICLE VIII

INDEMNIFICATION

Each person who is or was or has agreed to become a director or officer of the Corporation, or each such person who is or was serving or who has agreed to serve at the request of the Board of Directors or an officer of the Corporation as an employee or agent of the Corporation or as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans (including the heirs, executors, administrators or estate of such person), shall be indemnified by the Corporation, in accordance with the By-laws of the Corporation, to the fullest extent permitted from time to time by the GCL as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted prior to such amendment) or any other applicable laws as presently or hereafter in effect. Without limiting the generality or the effect of the foregoing, the Corporation may enter into one or more agreements with any person which provide for indemnification greater than or different from that provided in this Article VIII. Any amendment or repeal of this Article VIII shall not adversely affect any right or protection existing hereunder in respect of any act or omission occurring prior to such amendment or repeal.

ARTICLE IX

LIMITATION OF DIRECTORS= LIABILITY

A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach or alleged breach of fiduciary duty as a director, except for liability (1) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the GCL, or (4) for any transaction from which the director derived an improper personal benefit. Any amendment or repeal of this Article IX shall not adversely affect any right or protection of a director of the Corporation existing hereunder in respect of any act or omission occurring prior to such amendment or repeal.

ARTICLE X

AMENDMENT

Except as may be expressly provided in this Certificate of Incorporation, the Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Certificate of Incorporation or a Preferred Stock Designation, and any other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed herein or by applicable law, and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article X; provided, however, that any amendment or repeal of any provision of this Certificate of Incorporation shall not adversely affect any right or protection existing hereunder in respect of any act or omission occurring prior to such amendment or repeal; and provided further that no Preferred Stock Designation shall be amended after the issuance of any shares of the series of Preferred Stock created thereby, except in accordance with the terms of such Preferred Stock Designation and the requirements of applicable law.

ARTICLE XI

INCORPORATOR

The name and mailing address of the incorporator is Sharon Beirdneau, 4675 MacArthur Court, Suite 710, Newport Beach, CA 92660.

IN WITNESS WHEREOF, I, the undersigned, being the incorporator hereinbefore named, do hereby further certify that the facts hereinabove stated are truly set forth and, accordingly, I have hereunto set my hand this 6th day of October, 1998.

s/Sharon Beirdneau
Sharon Beirdneau, Incorporator